EXECUTION VERSION

AMENDMENT TO
AMENDED & RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) to the Amended & Restated Employment Agreement by and between The ADT Security Corporation, a Delaware corporation (the “Company”), and Donald Young (the “Executive”), dated as of December 19, 2017 (the “Employment Agreement”), is made by and between the Executive and the Company, effective as of May 3, 2019 (the “Amendment Effective Date”).

WHEREAS, the Executive has been employed by the Company pursuant to the terms of the Employment Agreement; and

WHEREAS, the Executive and the Company have agreed to amend and modify certain terms of the Employment Agreement as provided herein, with the understanding that all other provisions of the Employment Agreement shall remain unchanged.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree to amend the Employment Agreement, effective as of the Amendment Effective Date, as follows:

1.Amendment to Definitions. Section 1(u) of the Employment Agreement is hereby amended by deleting the definition of “Realization Event” in its entirety and replacing it with the words “Intentionally Omitted.”
2.Amendment to Severance Period. Section 5(b)(i) of the Employment Agreement is hereby amended by deleting the following language: “(or if such Date of Termination occurs following a Realization Event, the six (6) month anniversary of the Date of Termination)”.
3.Amendment to Restricted Period. Section 6(a) of the Employment Agreement is hereby amended by deleting the following language: “(or if such Date of Termination occurs following a Realization Event, the six (6) month period following the Date of Termination)”.
4.Miscellaneous. The Employment Agreement shall remain unchanged and in full force and effect other than as provided in this Amendment. However, to the extent that any of the provisions of this Amendment are inconsistent with the Employment Agreement, the provisions contained in this Amendment shall govern. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflicts of law).
5.Counterparts. This Amendment may be executed in counterparts, each one of which shall be deemed an original and all of which together shall constitute one and the same Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

THE ADT SECURITY CORPORATION

By:	/s/ James D. DeVries
Name: James D. DeVries
Title: President and Chief Executive Officer

/s/ Donald Young
DONALD YOUNG

[Signature Page to First Amendment to Amended & Restated Employment Agreement]